Exhibit 5.1

April 11, 2014

LVB Acquisition, Inc.

56 East Bell Drive

Warsaw, Indiana 46582

Re: LVB Acquisition, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to LVB Acquisition, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, 52,520,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued under the LVB Acquisition, Inc. 2007 Management Equity Incentive Plan (38,520,000 shares) and the 2012 Restricted Stock Unit Plan (14,000,000 shares) (collectively, the “Plans”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plans, at prices not less than the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Arthur H. Kohn
Arthur H. Kohn, a Partner